Exhibit 99.1

Olin to Present at Basic Materials and Chemical Conferences

    NORWALK, Conn.--(BUSINESS WIRE)--April 26, 2004--Olin Corporation's (NYSE: OLN) senior management will make presentations at the Morgan Stanley Chemical Conference in Chicago on May 4 and the Bank of America Basic Materials Conference in New York City on May 5.
    Copies of the presentation slides and background information will be available on May 4 to all investors, news media and the general public on Olin's web site www.olin.com in the Investor section under Recent Press Releases and Speeches.
    Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, and rod, welded tube, fabricated parts, metal packages and stainless steel strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

    CONTACT: Olin Corporation
             Investor Contact:
             Richard E. Koch, 203-750-3254
                 or
             Press Contact:
             Thomas J. Fitzgerald, 203-750-3831